UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the acquisition of the Greenbrier Business Center property disclosed below, a wholly owned subsidiary of the operating partnership of Medalist Diversified REIT, Inc. (the “Company”), assumed the mortgage loan secured by the Greensboro Business Center property (the “Loan”) pursuant to that certain Assignment, Assumption and Release Agreement, dated as of August 27, 2021 (the “Assumption Agreement”). The Loan has a principal balance of $4,495,000 which matures on July 1, 2026 and bears interest at a rate of 4.0% per annum. The Loan is evidenced by a promissory note made by the Company for the benefit of The Old Point National Bank of Phoebus (the “Note”).

The Loan Agreement, dated as of June 7, 2021, assumed by the Company setting forth the terms of the Loan contains provisions, representations, warranties, covenants and indemnities that are customary and standard for secured debt on a commercial property. The foregoing descriptions of the Assumption Agreement, Note and Loan Agreement are qualified in their entirety by reference to the Assumption Agreement, Note and Loan Agreement, copies of which is filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Greenbrier Business Center Acquisition

On August 27, 2021, the Company, through its operating partnership, closed on its acquisition of the Greenbrier Business Center property, a mixed-use industrial/office property totaling approximately 89,290 square feet of gross leasable area located in Chesapeake, Virginia, for a purchase price of $7,250,000, exclusive of closing costs. The Greenbrier Business Center property was previously owned by Medalist Fund II-B, LLC, a Virginia limited liability company, which is also managed by the Company’s external manager.

Hampton Inn Sale

On August 31, 2021, a wholly owned subsidiary of the Company and PMI Greensboro, LLC closed on the sale of the Greensboro Airport Hampton Inn property, a hotel located in Greensboro, North Carolina, for a sales price of $12,900,000. The Greensboro Airport Hampton Inn was sold to an unaffiliated purchaser.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Assignment, Assumption and Assumption Agreement, dated as of August 27, 2021.
10.2	Promissory Note, made as of June 7, 2021
10.3	Loan Agreement, dated as of June 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: September 2, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary